
<ARTICLE> BD
<LEGEND>
The amounts disclosed in the financial data summary should be read in conjunction with the condensed consolidated financial statements and the notes thereto.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          NOV-24-2000
<PERIOD-START>                             NOV-29-1999<F1>
<PERIOD-END>                               FEB-25-2000
<CASH>                                          12,541<F2>
<RECEIVABLES>                                   34,171
<SECURITIES-RESALE>                             39,185
<SECURITIES-BORROWED>                           90,009
<INSTRUMENTS-OWNED>                             94,084
<PP&E>                                           1,331<F3>
<TOTAL-ASSETS>                                 276,894
<SHORT-TERM>                                    41,743
<PAYABLES>                                      60,622
<REPOS-SOLD>                                    41,546
<SECURITIES-LOANED>                             14,495
<INSTRUMENTS-SOLD>                              77,647
<LONG-TERM>                                     22,670
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             4
<OTHER-SE>                                      11,092
<TOTAL-LIABILITY-AND-EQUITY>                   276,894
<TRADING-REVENUE>                                2,096<F4>
<INTEREST-DIVIDENDS>                             3,694
<COMMISSIONS>                                      625<F5>
<INVESTMENT-BANKING-REVENUES>                    1,230
<FEE-REVENUE>                                      319<F5>
<INTEREST-EXPENSE>                               3,471
<COMPENSATION>                                   2,358<F6>
<INCOME-PRETAX>                                  1,479
<INCOME-PRE-EXTRAORDINARY>                       1,479
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       887
<EPS-BASIC>                                       1.83
<EPS-DILUTED>                                     1.76

<F1>Represents the first Monday of the period.
<F2>Includes cash and cash equivalents and cash and securities segregated in compliance with U.S. federal and other regulations as disclosed on the condensed consolidated statement of financial condition.
<F3>Included in other assets on the condensed consolidated statement of financial condition.
<F4>Includes revenues from principal investments, which mainly represents revenues from the firm's merchant banking investments.
<F5>Included in revenues from asset management and securities services on the condensed consolidated statement of earnings.
<F6>Includes amortization of employee initial public offering awards.

